FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2018 SECOND QUARTER RESULTS
LOUISVILLE, Ky. (August 1, 2018) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI" or the "Company") today reported business results for the second quarter ended June 30, 2018.
Second Quarter 2018 Highlights

•	Net revenue of $379.4 million, 12% increase over the prior year

•	Net income of $103.1 million compared to $78.3 million in the prior year

◦	Adjusted net income of $105.2 million compared to $73.3 million in the prior year

•	Diluted earnings per share ("EPS") of $7.55 compared to $4.81 in the prior year

◦	Adjusted diluted EPS of $7.71 compared to $4.50 in the prior year

•	Adjusted EBITDA of $174.5 million, 13% increase over the prior year

CONSOLIDATED RESULTS	Second Quarter
(in millions, except per share data)	2018	2017

Net revenue	$379.4	$339.3
Net income	$103.1	$78.3
Adjusted net income(a)	$105.2	$73.3
Diluted EPS	$7.55	$4.81
Adjusted diluted EPS(a)	$7.71	$4.50
Adjusted EBITDA(a)	$174.5	$154.0

(a) This is a non-GAAP measure. See explanation of non-GAAP measures below.
On January 9, 2018, the Company closed the sale of its mobile gaming subsidiary, Big Fish Games Inc. ("Big Fish Games"), to Aristocrat Technologies, Inc. for aggregate consideration of approximately $990 million in cash ("Big Fish Transaction"). For purposes of our consolidated financial statements and information included in this release prepared in conformity with U.S. generally accepted accounting principles ("GAAP"), the Big Fish Games segment is classified as held for sale and discontinued operations. Therefore, Big Fish Games is excluded from GAAP net revenue, operating income and adjusted EBITDA. Net income and diluted EPS include the results from Big Fish Games' discontinued operations. For purposes of our condensed consolidated statements of cash flows, the Company has included the results of Big Fish Games. See explanation of Non-GAAP measures below.
Net revenue and adjusted EBITDA will be discussed in more detail below by Operating Segment.
The Company's second quarter 2018 net income increased $24.8 million, or 32%, to $103.1 million compared to $78.3 million for the prior year. Income from continuing operations, net of tax was $103.2 million for the second quarter 2018, compared to $72.7 million for the prior year.

The $30.5 million increase in income from continuing operations, net of tax was due to:

•	$13.7 million increase in operating income primarily driven by our Racing, TwinSpires and Casino segments;

•	$14.2 million decrease in our income tax provision primarily due to the reduction in the federal statutory corporate tax rate from 35% to 21% as a result of the Tax Cuts and Jobs Act;

•	$1.9 million decrease in net interest expense associated with lower outstanding debt balances; and

•	$1.1 million increase in equity income of our casino equity investments.

•	Partially offset by a $0.4 million decrease from other sources.
The Company's second quarter 2018 adjusted net income was $105.2 million compared to $73.3 million for the second quarter of 2017, and our adjusted diluted EPS was $7.71 in the second quarter of 2018 compared to $4.50 in the second quarter of 2017. The adjustments remove transaction expenses, Calder exit costs, pre-opening expenses included in Other Investments, and Big Fish Games net income, as described in our supplemental information to this press release.
OPERATING SEGMENT RESULTS:
We use adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the adjusted EBITDA metric because we believe the inclusion or exclusion of certain recurring items is necessary to provide a more accurate measure of our core operating results and enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
The operating segment summaries below present net revenue from external customers and intercompany revenue from each of our operating segments:

Racing	Second Quarter
(in millions)	2018	2017

Net revenue	$194.1	$175.7
Adjusted EBITDA	109.1	98.7
For the second quarter of 2018, net revenue increased $18.4 million from the prior year primarily due to a $19.3 million increase in net revenue at Churchill Downs from a successful Kentucky Derby and Oaks week driven by increased ticket sales and handle, partially offset by a $0.9 million decrease at Fair Grounds Race Course primarily driven by the shift in the Louisiana Derby timing from April 2017 to March 2018.
Adjusted EBITDA increased $10.4 million from the prior year driven by a $11.1 million increase at Churchill Downs primarily from a successful Kentucky Derby and Oaks week driven by increased ticket sales and handle, partially offset by a $0.7 million decrease from Arlington and Fair Grounds Race Course.

TwinSpires	Second Quarter
(in millions)	2018	2017

Net revenue	$94.1	$80.8
Adjusted EBITDA	23.1	19.3

For the second quarter of 2018, net revenue increased $13.3 million and adjusted EBITDA increased $3.8 million primarily due to an increase in handle of 12.2%, which outpaced the U.S. thoroughbred industry performance by 7.2 percentage points.

Casino	Second Quarter
(in millions)	2018	2017

Net revenue	$98.2	$88.3
Adjusted EBITDA	43.9	37.5
For the second quarter of 2018, net revenue increased $9.9 million from the prior year primarily driven by:

•	$3.5 million increase at Calder due to capital improvements and the temporary closure of a competitor due to Hurricane Irma which re-opened during the second quarter of 2018;

•	$3.1 million increase at Oxford primarily due to the hotel opening in December 2017 and expanded gaming floor; and

•	$1.7 million increase at our Louisiana properties, and a $1.6 million increase at Riverwalk, both of which resulted from successful marketing and promotional activities.
Adjusted EBITDA increased $6.4 million primarily driven by:

•
$4.3 million increase from our wholly-owned Casino properties, including a $1.5 million increase at Calder, a $1.3 million increase at Riverwalk, a $0.9 million increase at our Louisiana properties, and a $0.6 million increase at Oxford, all of which were primarily driven by the increases in net revenue; and

•	$2.1 million increase in our Casino equity investments, driven by solid performance at Ocean Downs and Miami Valley Gaming.
Conference Call
A conference call regarding this news release is scheduled for Thursday, August 2, 2018 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 6096827 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, August 2, 2018 and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA.
Adjusted net income and adjusted diluted EPS exclude impairment of tangible and intangible assets; gain or loss on disposal of assets; discontinued operations net income; loss on modification or extinguishment of debt; certain non-recurring income tax items; transaction expense, which includes acquisition and disposition related charges as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other charges, recoveries, and expenses.
Adjusted EBITDA includes CDI's portion of the EBITDA from our equity investments.
Adjusted EBITDA excludes:

•	Transaction expense, net which includes:

◦	Acquisition and disposition related charges, including fair value adjustments related to earnouts and deferred payments; and

◦	Other transaction expense, including legal, accounting, and other deal-related expense;

•	Stock-based compensation expense;

•	Asset impairments;

•	Gain on Calder land sale;

•	Calder exit costs;

•	Loss on extinguishment of debt;

•	Pre-opening expense; and

•	Other charges, recoveries and expenses
For purposes of segment reporting, adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the condensed consolidated statements of comprehensive income. Refer to the reconciliation of comprehensive income to adjusted EBITDA included herewith for additional information.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. The measure facilitates comparison of operating performance between periods and helps investors to better understand the operating results of CDI by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
Due to the Big Fish Transaction, the Company has presented Big Fish Games as held for sale and discontinued operations in the condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q. The Company has not allocated corporate and other certain expenses to Big Fish Games consistent with the discontinued operations presentation in the accompanying consolidated statements of comprehensive income. Accordingly, the prior year amounts were reclassified to conform to this presentation.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby.  We are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com and have announced our plans to enter the U.S. real money online gaming and sports betting markets.  We are also a leader in brick-and-mortar casino gaming with approximately 10,000 gaming positions in eight states. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this press release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations, including the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; the number of people attending and wagering on live horse races; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; security breaches and other security risks related to our technology, personal information, source code and other proprietary information, including failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using personal information; payment- related risks, such as chargebacks for fraudulent credit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; increased competition in our casino business; changes in regulatory environment of our casino business; the cost and possibility for delay, cost overruns and other uncertainties associated with the development and expansion of casinos; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; impact of further legislation prohibiting tobacco smoking; geographic concentration of our casino business; changes in regulatory environment for our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; inability to retain current customers or attract new customers to our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; and failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2018	2017	2018	2017
Net revenue:
Racing	$182.5	$165.3	$206.2	$189.2
TwinSpires	93.7	80.5	156.9	132.5
Casino	98.2	88.3	196.3	175.8
Other Investments	5.0	5.2	9.3	9.3
Total net revenue	379.4	339.3	568.7	506.8
Operating expense:
Racing	85.3	76.5	121.2	112.9
TwinSpires	59.4	51.4	103.4	87.8
Casinos	67.3	62.1	132.1	124.8
Other Investments	5.0	4.9	9.6	8.8
Corporate	0.6	0.6	1.1	1.2
Selling, general and administrative expense	23.1	20.2	41.5	38.8
Calder exit costs	—	0.2	—	0.6
Transaction expense, net	2.1	0.5	3.5	0.5
Total operating expense	242.8	216.4	412.4	375.4
Operating income	136.6	122.9	156.3	131.4
Other income (expense):
Interest expense, net	(9.7)	(11.6)	(19.3)	(23.4)
Equity in income of unconsolidated investments	8.8	7.7	15.3	13.8
Miscellaneous, net	0.3	0.7	0.4	0.7
Total other expense	(0.6)	(3.2)	(3.6)	(8.9)
Income from continuing operations before provision for income taxes	136.0	119.7	152.7	122.5
Income tax provision	(32.8)	(47.0)	(35.4)	(47.6)
Income from continuing operations, net of tax	103.2	72.7	117.3	74.9
(Loss) income from discontinued operations, net of tax	(0.1)	5.6	167.8	10.7
Net income	$103.1	$78.3	$285.1	$85.6
Net income (loss) per common share data - basic:
Continuing operations	$7.61	$4.52	$8.38	$4.62
Discontinued operations	$(0.01)	$0.34	$11.98	$0.65
Net income per common share data - basic:	$7.60	$4.86	$20.36	$5.27
Net income (loss) per common share data - diluted:
Continuing operations	$7.57	$4.47	$8.34	$4.53
Discontinued operations	$(0.02)	$0.34	$11.92	$0.65
Net income per common share data - diluted:	$7.55	$4.81	$20.26	$5.18
Weighted average shares outstanding:
Basic	13.5	16.1	14.0	16.2
Diluted	13.6	16.3	14.1	16.5
Other comprehensive loss:
Foreign currency translation, net of tax	—	(0.3)	—	(0.4)
Change in pension benefits, net of tax	(0.2)	—	(0.2)	—
Other comprehensive loss	(0.2)	(0.3)	(0.2)	(0.4)
Comprehensive income	$102.9	$78.0	$284.9	$85.2

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$254.6	$51.7
Restricted cash	40.1	31.2
Accounts receivable, net	37.3	49.6
Income taxes receivable	—	35.6
Other current assets	22.1	18.9
Current assets of discontinued operations held for sale	—	69.1
Total current assets	354.1	256.1
Property and equipment, net	668.5	608.0
Investment in and advances to unconsolidated affiliates	176.8	171.3
Goodwill	317.6	317.6
Other intangible assets, net	166.5	169.4
Other assets	13.1	13.6
Long-term assets of discontinued operations held for sale	—	823.4
Total assets	$1,696.6	$2,359.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79.0	$54.1
Purses payable	26.3	12.5
Account wagering deposit liabilities	31.5	24.0
Accrued expense	95.2	75.8
Income taxes payable	24.5	—
Current deferred revenue	13.6	70.9
Current maturities of long-term debt	4.0	4.0
Dividends payable	—	23.7
Current liabilities of discontinued operations held for sale	—	188.2
Total current liabilities	274.1	453.2
Long-term debt, net of current maturities and loan origination fees	389.0	632.9
Notes payable, net of debt issuance costs	492.7	492.3
Non-current deferred revenue	21.1	29.3
Deferred income taxes	48.6	40.6
Other liabilities	17.9	16.0
Non-current liabilities of discontinued operations held for sale	—	54.8
Total liabilities	1,243.4	1,719.1
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value; 50.0 shares authorized; 13.6 shares issued and outstanding at June 30, 2018 and 15.4 shares at December 31, 2017	6.0	7.3
Retained earnings	448.1	634.3
Accumulated other comprehensive loss	(0.9)	(1.3)
Total shareholders' equity	453.2	640.3
Total liabilities and shareholders' equity	$1,696.6	$2,359.4

CHURCHILL DOWNS INCORPORATED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Six Months Ended June 30,
(in millions)	2018	2017
Cash flows from operating activities:
Net income	$285.1	$85.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29.1	49.3
Game software development amortization	0.4	8.7
Gain on sale of Big Fish Games	(219.5)	—
Distributed earnings from unconsolidated affiliates	9.9	8.7
Equity in income of unconsolidated affiliates	(15.3)	(13.8)
Stock-based compensation	12.6	11.7
Deferred income taxes	6.9	—
Big Fish Games earnout payment	(2.4)	(2.5)
Big Fish Games deferred payment	(2.0)	—
Other	1.7	1.7
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Game software development	(0.3)	(11.3)
Income taxes	55.3	50.0
Deferred revenue	(43.7)	(34.9)
Other assets and liabilities	44.5	15.2
Net cash provided by operating activities	162.3	168.4
Cash flows from investing activities:
Capital maintenance expenditures	(13.7)	(17.9)
Capital project expenditures	(58.7)	(46.1)
Acquisition of a business	—	(23.1)
Proceeds from sale of Big Fish Games	970.7	—
Receivable from escrow	—	13.6
Investment in unconsolidated affiliates	—	(24.0)
Other	(5.9)	0.2
Net cash provided by (used in) investing activities	892.4	(97.3)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	117.2	543.6
Repayments of borrowings under long-term debt obligations	(361.3)	(394.2)
Big Fish Games earnout payment	(31.8)	(31.7)
Big Fish Games deferred payment	(26.4)	—
Payment of dividends	(23.5)	(21.8)
Repurchase of common stock	(514.7)	(181.0)
Other	(4.4)	3.8
Net cash used in financing activities	(844.9)	(81.3)
Net increase (decrease) in cash, cash equivalents and restricted cash	209.8	(10.2)
Effect of exchange rate changes on cash	(0.6)	0.6
Cash, cash equivalents and restricted cash, beginning of period	85.5	83.0
Cash, cash equivalents and restricted cash, end of period	$294.7	$73.4

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net income	$103.1	$78.3	$285.1	$85.6

Adjustments, continuing operations:
Transaction expense, net	2.1	0.5	3.5	0.5
Calder exit costs	—	0.2	—	0.6
Pre-opening expense included in other investments	0.7	0.2	1.3	0.2
Income tax impact on net income adjustments(b)	(0.8)	(0.3)	(1.1)	(0.4)
Total adjustments, continuing operations	2.0	0.6	3.7	0.9
Gain on Big Fish Transaction, net of tax(c)	—	—	(168.3)	—
Big Fish Games net income(c)	0.1	(5.6)	0.5	(10.7)
Total adjustments	2.1	(5.0)	(164.1)	(9.8)
Adjusted net income	$105.2	$73.3	$121.0	$75.8

Adjusted diluted EPS	$7.71	$4.50	$8.60	$4.59

Weighted average shares outstanding - Diluted	13.6	16.3	14.1	16.5

(b) The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(c) Due to the Big Fish Transaction, the Big Fish Games segment is presented as a discontinued operation.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Net revenue from external customers:
Racing:
Churchill Downs	$154.9	$136.7	$156.9	$139.0
Arlington	17.7	18.0	26.0	26.5
Fair Grounds	9.2	10.0	22.0	22.5
Calder	0.7	0.6	1.3	1.2
Total Racing	182.5	165.3	206.2	189.2
TwinSpires	93.7	80.5	156.9	132.5
Casino:
Oxford Casino	26.2	23.1	50.4	44.0
Riverwalk Casino	13.6	12.0	28.0	23.5
Harlow’s Casino	12.5	12.5	25.8	26.0
Calder Casino	25.3	21.8	49.6	43.2
Fair Grounds Slots	9.2	8.8	19.8	19.0
VSI	11.1	9.8	22.1	19.5
Saratoga	0.3	0.3	0.6	0.6
Total Casino	98.2	88.3	196.3	175.8
Other Investments	5.0	5.2	9.3	9.3
Net revenue from external customers	$379.4	$339.3	$568.7	$506.8

Intercompany net revenue:
Racing:
Churchill Downs	$9.4	$8.4	$9.7	$8.7
Arlington	2.1	1.9	3.3	2.9
Fair Grounds	0.1	0.1	1.1	1.0
Total Racing	11.6	10.4	14.1	12.6
TwinSpires	0.4	0.3	0.8	0.6
Other Investments	1.5	1.3	2.7	2.7
Eliminations	(13.5)	(12.0)	(17.6)	(15.9)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended June 30, 2018
(in millions)	Racing	TwinSpires	Casino	Other Investments	Corporate	Eliminations	Total
Net revenue	$194.1	$94.1	$98.2	$6.5	$—	$(13.5)	$379.4

Taxes & purses	(34.4)	(4.6)	(33.4)	—	—	—	(72.4)
Marketing & advertising	(3.6)	(3.1)	(3.5)	(0.1)	—	0.1	(10.2)
Salaries & benefits	(15.3)	(2.4)	(13.6)	(3.6)	—	—	(34.9)
Content expense	(4.7)	(49.8)	—	—	—	12.8	(41.7)
Selling, general & administrative expense	(4.6)	(2.9)	(5.6)	(0.7)	(2.6)	0.4	(16.0)
Other operating expense	(22.8)	(8.2)	(11.1)	(1.1)	(0.1)	0.2	(43.1)
Other income	0.4	—	12.9	0.1	—	—	13.4
Adjusted EBITDA	$109.1	$23.1	$43.9	$1.1	$(2.7)	$—	$174.5

	Three Months Ended June 30, 2017
(in millions)	Racing	TwinSpires	Casino	Other Investments	Corporate(d)	Eliminations	Total
Net revenue	$175.7	$80.8	$88.3	$6.5	$—	$(12.0)	$339.3

Taxes & purses	(32.9)	(4.1)	(29.7)	—	—	—	(66.7)
Marketing & advertising	(2.2)	(4.6)	(3.0)	—	—	0.2	(9.6)
Salaries & benefits	(13.5)	(2.6)	(13.4)	(3.3)	—	—	(32.8)
Content expense	(4.7)	(40.2)	—	—	—	11.3	(33.6)
Selling, general & administrative expense	(4.2)	(3.0)	(5.6)	(0.7)	(2.5)	0.3	(15.7)
Other operating expense	(20.0)	(7.0)	(9.8)	(1.2)	(0.3)	(0.1)	(38.4)
Other income	0.5	—	10.7	—	—	0.3	11.5
Adjusted EBITDA	$98.7	$19.3	$37.5	$1.3	$(2.8)	$—	$154.0
(d) The Corporate segment includes corporate and other certain expenses of $0.7 million for the three months ended June 30, 2017 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction. The Big Fish Games segment is reported as held for sale and discontinued operations in the condensed consolidated financial statements and the notes in our Quarterly Report on Form 10-Q.

	Six Months Ended June 30, 2018
(in millions)	Racing	TwinSpires	Casino	Other Investments	Corporate	Eliminations	Total
Net revenue	$220.3	$157.7	$196.3	$12.0	$—	$(17.6)	$568.7

Taxes & purses	(44.7)	(8.0)	(65.8)	—	—	—	(118.5)
Marketing & advertising	(4.4)	(3.9)	(6.7)	(0.1)	—	0.2	(14.9)
Salaries & benefits	(23.9)	(4.5)	(27.1)	(6.8)	—	—	(62.3)
Content expense	(7.8)	(82.0)	—	—	—	16.1	(73.7)
Selling, general & administrative expense	(8.6)	(5.7)	(11.0)	(1.4)	(5.0)	0.7	(31.0)
Other operating expense	(31.6)	(14.0)	(21.2)	(2.4)	(0.3)	0.6	(68.9)
Other income (expense)	0.4	—	23.7	0.1	0.1	—	24.3
Adjusted EBITDA	$99.7	$39.6	$88.2	$1.4	$(5.2)	$—	$223.7

	Six Months Ended June 30, 2017
(in millions)	Racing	TwinSpires	Casino	Other Investments	Corporate(e)	Eliminations	Total
Net revenue	$201.8	$133.1	$175.8	$12.0	$—	$(15.9)	$506.8

Taxes & purses	(43.1)	(7.1)	(58.8)	—	—	—	(109.0)
Marketing & advertising	(2.9)	(5.6)	(6.0)	—	—	0.3	(14.2)
Salaries & benefits	(22.1)	(4.8)	(26.5)	(6.2)	—	—	(59.6)
Content expense	(7.9)	(65.6)	—	—	—	14.1	(59.4)
Selling, general & administrative expense	(8.0)	(5.7)	(10.8)	(1.5)	(5.4)	0.6	(30.8)
Other operating expense	(29.3)	(11.8)	(21.2)	(2.5)	(0.5)	0.6	(64.7)
Other income (expense)	0.5	—	20.3	0.1	—	0.3	21.2
Adjusted EBITDA	$89.0	$32.5	$72.8	$1.9	$(5.9)	$—	$190.3
(e) The Corporate segment includes corporate and other certain expenses of $1.4 million for the six months ended June 30, 2017 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction. The Big Fish Games segment is reported as held for sale and discontinued operations in the condensed consolidated financial statements and the notes in our Quarterly Report on Form 10-Q.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$102.9	$78.0	$284.9	$85.2
Foreign currency translation, net of tax	—	0.3	—	0.4
Change in pension benefits, net of tax	0.2	—	0.2	—
Net income	103.1	78.3	285.1	85.6
Income from discontinued operations, net of tax	0.1	(5.6)	(167.8)	(10.7)
Income from continuing operations, net of tax	103.2	72.7	117.3	74.9

Additions:
Depreciation and amortization	15.3	14.4	29.1	28.6
Interest expense	9.7	11.6	19.3	23.4
Income tax provision	32.8	47.0	35.4	47.6
EBITDA	$161.0	$145.7	$201.1	$174.5

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	6.4	4.4	9.2	7.8
Other charges	—	(0.2)	—	—
Pre-opening expense	0.7	0.3	1.3	0.3
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	4.3	3.1	8.6	6.6
Transaction expense, net	2.1	0.5	3.5	0.5
Calder exit costs	—	0.2	—	0.6
Total adjustments to EBITDA	13.5	8.3	22.6	15.8
Adjusted EBITDA	$174.5	$154.0	$223.7	$190.3

Adjusted EBITDA by segment:
Racing	$109.1	$98.7	$99.7	$89.0
TwinSpires	23.1	19.3	39.6	32.5
Casinos	43.9	37.5	88.2	72.8
Other Investments	1.1	1.3	1.4	1.9
Corporate(d)	(2.7)	(2.8)	(5.2)	(5.9)
Adjusted EBITDA	$174.5	$154.0	$223.7	$190.3
(d) The Corporate segment includes corporate and other certain expenses of $0.7 million for the three months and $1.4 million for the six months ended June 30, 2017 that have not been allocated to Big Fish Games as a result of the Big Fish Transaction. The Big Fish Games segment is reported as held for sale and discontinued operations in the condensed consolidated financial statements and the notes in our Quarterly Report on Form 10-Q.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Corporate allocated expense:
Racing	$(1.6)	$(1.4)	$(3.1)	$(2.8)
TwinSpires	(1.3)	(1.3)	(2.7)	(2.5)
Casinos	(2.1)	(1.8)	(4.1)	(3.5)
Other Investments	(0.4)	(0.4)	(0.7)	(0.7)
Corporate allocated expense	5.4	4.9	10.6	9.5
Total Corporate allocated expense	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
UNCONSOLIDATED AFFILIATES' FINANCIAL RESULTS
(Unaudited)

Summarized below are the financial results for our unconsolidated affiliates:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Net revenue	$114.5	$109.4	$216.1	$212.7

Operating and SG&A expense	84.4	83.8	163.3	165.5
Depreciation and amortization	6.6	5.1	13.1	10.9
Total operating expense	91.0	88.9	176.4	176.4
Operating income	23.5	20.5	39.7	36.3
Interest and other expense, net	(2.6)	(2.7)	(4.9)	(5.3)
Net income	$20.9	$17.8	$34.8	$31.0

(in millions)	June 30, 2018	December 31, 2017
Assets
Current assets	$71.1	$64.5
Property and equipment, net	231.0	234.6
Other assets, net	241.0	236.5
Total assets	$543.1	$535.6

Liabilities and Members' Equity
Current liabilities	$96.8	$100.3
Long-term debt, excluding current portion	104.6	110.1
Other liabilities	1.2	0.1
Members' equity	340.5	325.1
Total liabilities and members' equity	$543.1	$535.6

CHURCHILL DOWNS INCORPORATED
UNCONSOLIDATED AFFILIATES' FINANCIAL RESULTS
(Unaudited)

Summarized below are the results for our unconsolidated affiliate, Miami Valley Gaming, LLC:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Net revenue	$43.7	$42.0	$87.0	$83.4

Operating and SG&A expense	29.9	29.0	59.6	57.6
Depreciation and amortization	3.5	3.2	6.9	6.3
Total operating expense	33.4	32.2	66.5	63.9
Operating income	10.3	9.8	20.5	19.5
Interest and other expense, net	(0.4)	(0.6)	(0.9)	(1.3)
Net income	$9.9	$9.2	$19.6	$18.2

(in millions)	June 30, 2018	December 31, 2017
Assets
Current assets	$18.7	$18.1
Property and equipment, net	99.9	103.5
Other assets, net	106.9	106.6
Total assets	$225.5	$228.2

Liabilities and Members' Equity
Current liabilities	$18.4	$19.0
Long-term debt	3.5	7.1
Other liabilities	0.1	0.1
Members' equity	203.5	202.0
Total liabilities and members' equity	$225.5	$228.2